                                                                EXHIBIT 10.6

                                                                      9/8/99



                             AGREEMENT OF SUBLEASE


                                    between


                        NATIONAL WESTMINSTER BANK, PLC,
                                  Sublandlord


                                      and


                     INTELLIGENT INFORMATION INCORPORATED,
                                   Subtenant


                                   Premises:


                                  Third Floor
                                181 Harbor Drive
                             Stamford, Connecticut




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                               TABLE OF CONTENTS

                                                                                                       PAGE
1.   Subleasing of Premises..............................................................................1

2.   Term................................................................................................2

3.   Rents...............................................................................................2

4.   Condition of the Premises...........................................................................4

5.   Subtenant's Requirements............................................................................5

6.   Allowance...........................................................................................8

7.   Procedures for Payment of Allowance.................................................................9

8.   Subordination to and Incorporation of the Lease....................................................11

9.   Covenant of Quiet Enjoyment........................................................................16

10.  Alterations .......................................................................................16

11.  Security Deposit ..................................................................................16

12.  Notices ...........................................................................................18

13.  Electricity .......................................................................................19

14.  Parking ...........................................................................................19

15.  Signage ...........................................................................................19

16.  Miscellaneous .....................................................................................19

17.  Information Regarding Availability of  Additional Space ...........................................21


Exhibits

A             Floor Plan of the Premises
B             Landlord's Work
C             List of Contractors
D             Overlease

Schedules

7.1(c)        Officer Affidavit
7.5           Lien Waiver





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

         AGREEMENT OF SUBLEASE (this "Sublease"), made as of the 9th day of September, 1999, between NATIONAL WESTMINSTER BANK, PLC, an English banking corporation, having an office address at 101 Park Avenue, New York, New York 10178 ("Sublandlord"), and INTELLIGENT INFORMATION INCORPORATED, a Delaware corporation, having an office address at One Dock Street, Stamford, Connecticut ("Subtenant")

                                   RECITALS:

         A. Harbor Vista Associates Limited Partnership, a Connecticut limited partnership, as landlord ("Overlandlord") and Sublandlord, as tenant, entered into a Lease Agreement, dated as of November 28, 1997 (the "Master Lease"), pursuant to which Sublandlord subleased from Overlandlord certain premises (the "Overlease Premises") located on the second and third floor of the building known by the street address 181 Harbor Drive, Stamford, Connecticut (the "181 Building").

         B. Overlandlord and Sublandlord have entered into a First Amendment of Lease dated as of September 8, 1999 (the Master Lease together with said First Amendment of Lease are hereinafter collectively referred to as the "Overlease").

         C. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the First Premises, the Second Premises and the Third Premises on the terms and conditions contained herein.

                                  WITNESSETH:

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

         1.    Subleasing of Premises.

         1.1. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises, as hereinafter defined, consisting of:

               (a) a portion of the third floor of the Overlease Premises, as shown on "Exhibit A" annexed hereto and made a part hereof and designated thereon and referred to herein as the "First Premises";

               (b) a second portion of the third floor of the Overlease Premises, as shown on Exhibit A and designated thereon and referred to herein as the "Second Premises"; and

               (c) a third portion of the third floor of the Overlease Premises, as shown on Exhibit A and designated thereon and referred to herein as the "Third Premises."

         1.2. For all purposes of this Sublease, the parties agree that the Overlease Premises includes 40,906 square feet of rentable area, the First Premises includes 10,000 square feet of rentable area, the Second Premises includes 4,000 square feet of rentable area and the Third Premises includes 6,453 square feet of rentable area, regardless of actual measurements or anything else to the contrary.

         1.3. The "Premises" for purposes of this Sublease means the First Premises, the Second Premises, and the Third Premises collectively.

         1.4. As used herein the term "Subtenant's Proportionate Share" refers to a fraction the numerator of which is the number of square feet of rentable area included in the Premises and the denominator of which is the number of square feet of rentable area included in the Overlease Premises.

         2.    Term.

         2.1. The term of this Sublease commences for the First Premises, the Second Premises and the Third Premises on the date (the "Commencement Date") which is the later of (i) the date on which the Overlandlord consents to the Sublease, and (ii) the date on which Subtenant and Sublandlord have both executed and delivered this Sublease. The term of this Sublease ends for the First Premises, the Second Premises and the Third Premises on March 30, 2008 (the "Expiration Date") or on such earlier date upon which such term expires or is terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law.

         2.2.  Intentionally Omitted.

         2.3. Subtenant, on the date on which the term of this Sublease expires or is terminated, is required to vacate and surrender possession of all portions of the Premises in the condition and otherwise as required pursuant to
Section 9.01(c) and Article 18 of the Incorporated Provisions. The provisions of this Section 2.3 survive the expiration of the term, and any termination, of this Sublease.

         2.4. Upon request of either Subtenant or Sublandlord by notice given to the other party after the First Rent Commencement Date is determined, Subtenant and Sublandlord will execute a certificate confirming the dates which constitute the Commencement Date and the First Rent Commencement Date (as hereinafter defined); provided, however, that the failure of either Sublandlord or Subtenant to execute and deliver such certificate does not in any way affect any of the terms or conditions of this Sublease.

         3.    Rents.

         3.1. Subtenant is required to pay to Sublandlord fixed annual rent (the "Fixed Rent") as follows:

               (a) for the First Premises, for the period commencing on the date (the "First Rent Commencement Date") that is thirty (30) days after the Commencement Date and ending on the day immediately preceding the second anniversary of the Commencement Date, $250,000.00 per annum, payable in monthly installments of $20,833.33;

               (b) for the Second Premises, for the period commencing on the date (the "Second Rent Commencement Date") that is sixty (60) days after the Commencement Date and ending on the day immediately preceding the second anniversary of the Commencement Date, in addition to any Fixed Rent payable under Section 3.1(a) and 3.1(c), $100,000.00 per annum, payable in monthly installments of $8,333.34;


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               (c)    for the Third Premises, for the period commencing on the
date (the "Third Rent Commencement Date") that is one hundred twenty (120) days after the Commencement Date and ending on the day immediately preceding the second anniversary of the Commencement Date, in addition to any Fixed Rent payable under Section 3.1(a) and 3.1(b), $161,325.00 per annum, payable in monthly installments of $13,443.75;

               (d) for the Premises, commencing on the second anniversary of the Commencement Date and ending on the day immediately preceding the sixth anniversary of the Commencement Date, $572,684.00 per annum, payable in monthly installments of $47,723.67; and

               (e) for the Premises, commencing on the sixth anniversary of the Commencement Date and ending on the Expiration Date, $593,137.00 per annum, payable in monthly installments of $49,428.08.

Each monthly installment of Fixed Rent is payable on the first day of each calendar month during the term of this Sublease, except that $42,610.42, constituting, and to be applied in payment of, the first monthly installment of Fixed Rent for the First Premises, the Second Premises and the Third Premises, is payable at the time of execution and delivery of this Sublease by Subtenant. If the First Rent Commencement Date, the Second Rent Commencement Date and the Third Rent Commencement Date occur on a date other than the first day of a calendar month, then: (i) the Fixed Rent for each of the First Premises, the Second Premises and the Third Premises, for each of the calendar months in which any such Rent Commencement Date occurs, is payable on the first day of the calendar month in which the applicable Rent Commencement Date occurs in an amount that is prorated for the number of days in each such calendar month after the applicable Rent Commencement Date; and (ii) on the first day of each of the two (2) calendar months in which Fixed Rent is increased on a date other than the first day of a calendar month in accordance with either Section 3.1(d) or Section 3.1(e), Subtenant will pay to Sublandlord the Fixed Rent for each such month in an amount equal to the sum of (y) the Fixed Rent payable prior to the increase, prorated for the number of days in such calendar month prior to the applicable increase in Fixed Rent, and (z) the Fixed Rent as increased in accordance with either Section 3.1(d) or Section 3.1(e), prorated for the number of days in such calendar month on and after the applicable increase in Fixed Rent.

         3.2. In addition to the Fixed Rent, commencing on the Commencement Date and continuing for the entire term of this Sublease, Subtenant is required to reimburse Sublandlord for all Additional Rent, as defined in the Overlease, payable by Sublandlord with respect to Alterations made by or on behalf of Subtenant (including Subtenant's Initial Work, as hereinafter defined) under
Section 7.06 of the Overlease and for Subtenant's Proportionate Share of all Additional Rent, as defined in the Overlease, payable by Sublandlord under
Article 6 of the Overlease; provided, that to the extent any such Additional Rent is calculated under Article 6 of the Overlease using a period before the fiscal period of July 1, 1999 to June 30, 2000 for the definition of Base Taxes or Base Expenses, such Additional Rent as so calculated is payable by Sublandlord and not Subtenant. Subtenant's payments to Sublandlord under this
Section 3.2 are due on the dates on which Sublandlord's payments under Article 6 and Section 7.06, respectively, of the Overlease are due to Overlandlord. If Sublandlord receives any refund (or credit) from Overlandlord in respect of any amount paid by Subtenant under this Section 3.2,



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


Sublandlord is required to provide Subtenant with a corresponding refund (or credit), less any costs and expenses incurred by Sublandlord in connection with obtaining the same.

         3.3. In addition to the foregoing, Subtenant is required to bear and, on demand, pay (or reimburse Sublandlord for) all other costs and expenses (including all amounts payable under the Overlease) relating to the Premises or the III Space or the III Antennae (as defined in the First Amendment of Lease referred to above), or the use and occupancy of any thereof, or any act or omission therein or with respect thereto, or any utility or service furnished thereto. All of the foregoing constitutes additional rent. Without limiting the generality of the foregoing, Subtenant must pay for any supplemental, overtime or above building standard HVAC, maintenance, repair, electric or other service for which a separate charge is made by Overlandlord or any third party.

         3.4. As used herein the term "additional rent" refers to all sums of money which are payable by Subtenant to Sublandlord or Overlandlord or otherwise hereunder, other than Fixed Rent, and the term "rents" refers to Fixed Rent and additional rent. All rents are payable in lawful money of the United States at such place and to such person as Sublandlord from time to time designates.

         3.5. Subtenant must pay promptly all rents as and when the same become due without set-off, offset or deduction of any kind whatsoever except as otherwise provided for herein and, in the event of Subtenant's failure to pay any additional rent when due, Sublandlord will have all of the rights and remedies provided for herein or at law or in equity in the case of non-payment of Fixed Rent.

         3.6. Sublandlord's failure during the term of this Sublease to prepare and deliver any statement or bill required or permitted to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Sublease, is not in any way a waiver of, and will not cause Sublandlord to forfeit or surrender, its rights to collect any rents which may have become due from Subtenant pursuant to this Sublease. Subtenant's liability for rents accruing during the term of this Sublease survives the expiration or sooner termination of this Sublease.

         4. Condition of the Premises. Subtenant represents that it has examined (or waived examination of) the Premises and the III Space. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises or the III Space (including any latent defects in or to the Premises or the III Space), the uses to which the Premises or the III Space or the III Antennae may be put, or any other matter or thing affecting or relating to the Premises or the III Space or the III Antennae, except as specifically set forth in this Sublease. Subtenant agrees to accept the Premises and the III Space in their "as is" condition as of the date hereof as the same may be affected by reasonable wear and tear after the date hereof, and, Sublandlord has no obligation whatsoever to alter, improve, decorate or otherwise prepare the Premises or the III Space for Subtenant's occupancy or use, except for Sublandlord's work as described in "Exhibit B" attached hereto and made a part hereof.




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

         5.    Subtenant's Requirements.

         5.1. Subtenant intends to install, solely for Subtenant's use, a computer room in the Premises and the III Antennae in the III Space, and intends to improve and decorate the Second Premises and the Third Premises (collectively, the "Subtenant's Initial Work"), all starting after the Commencement Date for the purpose of Subtenant's initial occupancy and use of the Premises. Subtenant's Initial Work is required to comply with this Section 5.1, the applicable provisions of Sections 8 and 10, Article 9 of the Overlease and Sections 3.02(a), 3.02(b)(1), 3.02(b)(2), 3.02(c), and 3.02(d) of the
Overlease, including submission to and approval by Overlandlord and Sublandlord of plans and specifications in compliance with said provisions. Subtenant's Initial Work is considered Subtenant's Alterations, as defined in Section 10, for purposes of this Sublease and is intended by Sublandlord and Subtenant to be treated as "Tenant's Alterations" under the Overlease. Except as otherwise expressly and specifically set forth in this Section 5, the terms, covenants, agreements, provisions and conditions of this Section 5 are in addition to the terms, covenants, agreements, provisions and conditions contained in Sections 8 and 10 and nothing in this Section 5 limits or qualifies the terms, covenants, agreements, provisions and conditions of Sections 8 and 10.

         5.2. All persons and firms employed by Subtenant for the performance of Subtenant's Initial Work or any other Subtenant's Alterations are required to have sufficient experience and financial capacity to perform and complete all obligations under agreements with Subtenant and are required to be properly licensed to the extent required by law. Subtenant must not employ any labor for the performance of Subtenant's Initial Work or any other Subtenant's Alterations that may cause any jurisdictional or other labor disputes in the 181 Building. In addition to their being approved or accepted by Overlandlord under the Overlease, all contractors and materialmen employed for the performance of Subtenant's Initial Work or any other Subtenant's Alterations are subject to Sublandlord's prior approval, not to be unreasonably withheld, conditioned or delayed. Subtenant is required to employ for performance of Subtenant's Initial Work and any other Subtenant's Alterations a general contractor reasonably acceptable to Sublandlord and Overlandlord, and Subtenant is obligated to furnish Sublandlord with a copy of the executed contract for Subtenant's employment thereof. The listing annexed hereto and made a part hereof as "Exhibit C" identifies general contractors and other construction contractors or materialmen that are approved by and acceptable to Sublandlord as of the date of this Sublease.

         5.3. Subtenant must not begin or proceed with any portion of Subtenant's Initial Work or of any other Subtenant's Alterations unless Subtenant has first obtained the approval of Sublandlord and, if required under the Overlease, the approval of Overlandlord of complete working plans, drawings and specifications for such portion of Subtenant's Initial Work or any other Subtenant's Alterations (collectively, "Subtenant's Plans") fully showing all work to be performed as part of such portion of Subtenant's Initial Work, or any other Subtenant's Alterations, including, but not limited to, structural, non-structural, mechanical, electrical and air conditioning work and any work on other systems or facilities of the 181 Building. Subtenant's Plans are required to be prepared by architects and engineers employed by Subtenant, licensed in the State of Connecticut and maintaining at least $5,000,000 of professional liability insurance. Sublandlord will not unreasonably refuse to approve Subtenant's Plans submitted to Sublandlord in accordance with the provisions of this Sublease for Sublandlord's review and approval. Subtenant's Plans for Subtenant's Initial Work are subject to separate review and approval by

Sublandlord. The following additional provisions apply in connection with Subtenant's requests for approval of Subtenant's Plans.

               (a) For Subtenant's Initial Work, or any other Subtenant's Alterations, Subtenant is required to submit to Sublandlord two (2) sets of Subtenant's Plans for Sublandlord's review and a sufficient number of additional sets thereof for Sublandlord to submit the same to Overlandlord as required under the Overlease. Upon reasonable request by Subtenant from time to time, Sublandlord will review plans, drawings and specifications as they are being prepared for Subtenant in advance of the completion of Subtenant's Plans, and within a reasonable time after submission thereof to Sublandlord, Sublandlord will advise Subtenant of Sublandlord's comments concerning such plans, drawings and specifications so submitted to Sublandlord.

               (b) Following Sublandlord's receipt of any Subtenant's Plans, submitted in accordance with this Section 5.3, Sublandlord will review the same and cause the same to be reviewed and will, within twenty (20) Business Days (as hereinafter defined) after such receipt, either (y) disapprove Subtenant's Plans and return to Subtenant at least one set of Subtenant's Plans and provide to Subtenant a statement setting forth in reasonable detail Sublandlord's reasons for Sublandlord's disapproval of same, or (z) approve Subtenant's Plans either at the same time as, or after, Overlandlord approves Subtenant's Plans if Sublandlord, in its sole discretion, has determined that such approval should be obtained. The term "Business Days" as used in this Sublease means all days, except Saturdays, Sundays and the following holidays: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

               (c) Within five (5) Business Days after Sublandlord's receipt of any Subtenant's Plans, submitted in accordance with this Section 5.3, Sublandlord will, pursuant to the provisions of the Overlease, forward the required number of sets of Subtenant's Plans to Overlandlord for review and action by Overlandlord in accordance with the provisions of the Overlease unless Sublandlord determines, in its sole discretion, that submission of Subtenant's Plans to Overlandlord is not required under the terms of the Overlease; provided, however, that if at any time Sublandlord takes action as described in clause (y) of Section 5.3(b), Subtenant's Plans with respect to which such action is taken need not then be submitted by Sublandlord to Overlandlord, or if the same has been previously submitted by Sublandlord to Overlandlord, may be withdrawn by Sublandlord from such review by Overlandlord. After submission by Sublandlord to Overlandlord of any Subtenant's Plans, Sublandlord is required to notify Subtenant of any action or comments of Overlandlord with regard to such Subtenant's Plans within three (3) Business Days after Sublandlord receives notice from Overlandlord of such action or comments.

               (d)    If Sublandlord takes action as described in clause (y) of
Section 5.3(b) with respect to any Subtenant's Plans, then Subtenant is required to revise such Subtenant's Plans and resubmit the revised Subtenant's Plans for review and action by Sublandlord and Overlandlord as provided above in this Section 5.3; provided, that the period of twenty (20) Business Days under Section 5.3(b) is ten (10) Business Days with respect to any such resubmission of revised Subtenant's Plans.



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


               (e) After Subtenant's Plans have been approved by Sublandlord and, to the extent required under the Overlease, by Overlandlord, Subtenant must not make any changes therein, other than minor corrections or minor deviations, and perform no Subtenant's Alterations except in compliance with said Subtenant's Plans, without the prior approval of Sublandlord and, to the extent required by the Overlease, of Overlandlord.

               (f)    If Sublandlord, within the time required under this
Section 5.3, takes action under neither clause (y) nor clause (z) of Section 5.3(b) with respect to any Subtenant's Plans, Sublandlord is deemed to have approved such Subtenant's Plans; provided, that Subtenant gives Sublandlord written notice with the submission of the Subtenant's Plans including the following statement in capital letters and bold type: "SUBLANDLORD'S FAILURE TO RESPOND TO THIS NOTICE WITHIN [TWENTY (20)] [TEN (10)] BUSINESS DAYS IS DEEMED TO AUTOMATICALLY CONSTITUTE SUBLANDLORD'S APPROVAL TO SUBTENANT'S PLANS CONTAINED HEREIN."

         5.4. Before proceeding with any Subtenant's Initial Work or any other Subtenant's Alterations and after the approval by Sublandlord, and, if required hereunder, by Overlandlord, of Subtenant's Plans therefor, Subtenant is required to secure or cause to be secured, at Subtenant's sole cost and expense, all necessary approvals of such Subtenant's Plans from all Governmental Authorities, as hereinafter defined, having jurisdiction thereof and also is required to secure or cause to be secured all permits and licenses necessary to perform Subtenant's Initial Work and any other Subtenant's Alterations and is required to furnish Sublandlord with four (4) copies of such Subtenant's Plans as approved by such Governmental Authorities and four (4) copies of such permits and licenses; provided, however, that prior to Subtenant or any contractor employed by Subtenant filing any application with any Governmental Authorities for such approval or for any permits or licenses required to perform Subtenant's Initial Work or any other Subtenant's Alterations, Subtenant is required to submit copies of such application to Sublandlord for its and Overlandlord's prior approval. Provided any such application has been properly prepared by Subtenant, Sublandlord agrees to diligently cooperate with Subtenant, at no cost, risk or expense to Sublandlord, to obtain Overlandlord's signature of such application to the extent required by Governmental Authorities. The term "Governmental Authorities" means any federal, state, county, municipal, or local government or any quasi-governmental authority, now or hereafter created and all departments, commissions, boards, bureaus, and offices thereof having or claiming jurisdiction over the 181 Building or any portion thereof.

               (a) With respect to any Subtenant's Initial Work and any other Subtenant's Alterations, following compliance by Subtenant with its obligations under the foregoing provisions of this Section 5, and after furnishing to Sublandlord certificates evidencing that Subtenant and Subtenant's contractors have obtained insurance as required under Section 8, and evidence that Subtenant has complied with the provisions of Section 10, Subtenant is required to proceed with diligence and without interruption to complete and cause to be completed such Subtenant's Initial Work and such other Subtenant's Alterations within a reasonable time, strictly in accordance with Subtenant's Plans, as approved in accordance with the requirements of this
Section 5, in a good and workmanlike manner. Subtenant is required to perform all of Subtenant's Initial Work and any other Subtenant's Alterations in a manner so as not to interfere unreasonably with other contractors in the 181 Building.

               (b) Subtenant is required to perform all of Subtenant's Initial Work and any other Subtenant's Alterations within the Premises, except as may be expressly provided for in Subtenant's Plans. Subtenant's Initial Work and any other Subtenant's Alterations will in no event unreasonably interfere with or impair Sublandlord's or other occupants' use of other portions of the 181 Building or their services, including, without limitation, Building Systems, as hereinafter defined. Sublandlord, to the extent permitted under
Section 41 of the Overlease and subject to the provisions of Section 8, will request the approval of Overlandlord for use by Subtenant of space in the core(s) and shafts of the 181 Building, at locations shown on Subtenant's Plans, for purposes of any of Subtenant's data transmission, telecommunications and/or connections to a back-up generator that is part of Subtenant's Initial Work, and for no other purposes, and Sublandlord will approve such use by Subtenant hereunder to the extent Overlandlord gives its approval for such use. Subtenant is required to, upon request, provide access to the Premises to agents and representatives of Overlandlord and/or Sublandlord for purposes of observing and/or inspecting the performance of the Subtenant's Initial Work or any other Subtenant's Alterations for compliance thereof with the applicable provisions of this Sublease and the Overlease. The term "Building Systems" means the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, life-safety, roof and balcony drainage and other service systems of the 181 Building.

               (c) Sublandlord and/or Overlandlord may employ architects, contractors or engineers for the purpose of reviewing Subtenant's Plans and observing and inspecting any of Subtenant's Initial Work and any other Subtenant's Alterations, and Subtenant is required to promptly reimburse Sublandlord for all reasonable out-of-pocket expenses incurred by Sublandlord therefor. Subtenant is required to promptly reimburse Overlandlord for any expenses incurred by Overlandlord for Overlandlord's employment of architects, contractors or engineers as referred to above in this Section 5, and for which Overlandlord is entitled to reimbursement under the Overlease.

         6.    Allowance.

         6.1. Subject to the following provisions of this Section 6 and the provisions of Section 7, and for Subtenant's Initial Work, and for no other Subtenant's Alterations, Subtenant will receive $100,000.00 (the "Allowance"), as a build-out allowance to reimburse Subtenant for amounts ("Subtenant's Costs for Initial Work") that Subtenant has actually paid to construction contractors for construction of permanent leasehold improvements constituting part of Subtenant's Initial Work theretofore completed, not including any amount paid for moveable partitions, business or trade fixtures, furniture, furnishings or other articles of personalty or paid for architectural, engineering, consulting or other fees or for any other costs that are not hard costs of construction of permanent leasehold improvements. Notwithstanding anything to the contrary, Subtenant may not use any portion of the Allowance for any Subtenant's Initial Work in the III Space or otherwise related to the III Antennae or for any costs incurred with respect to any work performed in the First Premises or with respect to the installation of any back-up generator or a computer room.

         6.2. The parties acknowledge and agree that the entire amount of the Allowance is expected to be provided by Overlandlord as part of "Landlord's Maximum Contribution" as set forth in the Overlease. In no case will Subtenant receive with respect to Subtenant's Initial Work any portion of the Allowance in an amount in excess of the amount of Subtenant's Costs for Initial Work, and if Subtenant expends less than the amount of the Allowance in payments for Subtenant's Costs for Initial Work, then the amount of the Allowance will be reduced to such amount as Subtenant actually expends in making such payments, and Subtenant will not receive, by way of a credit against Fixed Rent or Additional Rent or otherwise, the difference between the amount of the Allowance and the amount Subtenant has actually expended in making such payments. Except for receipt by Subtenant of the Allowance in accordance with this Sublease, Subtenant is obligated to pay all costs of, related to, or arising from or as a result of, Subtenant's Initial Work and any other Subtenant's Alterations.

         7. Procedures for Payment of Allowance. Subtenant is required to comply with the provisions of this Section 7 with respect to payments to Subtenant of the Allowance.

         7.1. From time to time during the prosecution of Subtenant's Initial Work, but not more frequently than monthly, Subtenant may submit to Sublandlord a written statement setting forth in such detail as Sublandlord requires by notice given to Subtenant the amount of Subtenant's Costs for Initial Work theretofore paid by Subtenant for Subtenant's Initial Work theretofore completed and requesting reimbursement (not payment) for an amount equal to, and not greater than, the excess, if any, of (y) the lesser of the amount of the Allowance and the payments for Subtenant's Initial Work theretofore completed and theretofore actually made by Subtenant for Subtenant's Costs for Initial Work, over (z) the amounts previously received by Subtenant as part of the Allowance. Subtenant is required to include with each such written statement all of the following:

               (a) copies of all invoices then received by Subtenant and addressed to and payable by Subtenant in respect to Subtenant's Initial Work that has been commenced and is not completed;

               (b) a certification signed by Subtenant's Architect, as hereinafter defined and employed with respect to the portion of Subtenant's Initial Work relating to such Subtenant's Costs for Initial Work, certifying, on the form of the American Institute of Architects form of Application And Certificate for Payment (AIA Form G702), or any form published by the American Institute of Architects which replaces or succeeds such form, that such portion of Subtenant's Initial Work has been completed; and

               (c) a correct and complete list of contractors, subcontractors, materialmen and any other party employed in performing Subtenant's Initial Work that has been commenced and is not completed and entitled, under Connecticut law, to file a mechanic's or materialmen's lien against all or any part of the 181 Building or the buildings located at 208 Harbor Drive or 262 Harbor Drive, Stamford, Connecticut, in the event payment when due is not made for labor or materials provided in connection with Subtenant's Initial Work, and an affidavit executed by an officer of Subtenant in the form of Schedule 7.1(c) annexed hereto and made a part hereof and copies of invoices from, and cancelled checks in the amount of such invoices payable to, each such party so listed or copies of invoices for labor or materials in connection with Subtenant's Initial Work marked paid by each such party so listed.

         7.2. Within fifteen (15) calendar days after Sublandlord's receipt of the written statement and accompanying material described in Section 7.1, Sublandlord will review the same and either (i) notify Subtenant that Sublandlord has identified no requirement of Sublandlord and/or Overlandlord with respect thereto that the same fails to meet, or (ii) request that Subtenant supplement or modify the same to meet the requirements of Sublandlord pursuant to this Sublease and/or Overlandlord pursuant to the Overlease, in which case, Subtenant is required to comply with Sublandlord's request and resubmit to Sublandlord such written statement and accompanying material as so supplemented and modified; provided, that in the case of the first written statement and accompanying material submitted to Sublandlord and referred to above in this sentence with respect to the Subtenant's Initial Work, such period of fifteen (15) calendar days is instead thirty-five (35) calendar days. In any case where clause (ii) of the preceding sentence applies, the provisions of the preceding sentence apply to each resubmission by Subtenant to Sublandlord under said clause (ii) until clause (i) of the preceding sentence applies to the reimbursement request by Subtenant that is in question; provided, that the period of fifteen (15) calendar days, or thirty-five (35) calendar days, as the case may be, under such preceding sentence, is instead five (5) Business Days with respect to any such resubmission to Sublandlord under said clause (ii). If Sublandlord, within the time required under the preceding provisions of this Section 7.2, takes no action under either clauses
(i) or (ii) of such provisions, then the period of thirty (30) days, or ten
(10) days, as the case may be, under Section 7.3 automatically begins to run on the day following the required time under such preceding provisions.

         7.3. Within thirty (30) calendar days after Sublandlord notifies Subtenant as described in Section 7.2(i), which period is ten (10) calendar days in the case of the first written statement and accompanying material submitted to Sublandlord with respect to the Subtenant's Initial Work as provided in Section 7.2, Sublandlord is required to pay to Subtenant the applicable amount as described in the first sentence of Section 7.1.

         7.4. If Overlandlord at any time pursuant to the Overlease requests that any written statement or accompanying material described in Section 7.1 or any Subtenant's Work Statement or other submission by Subtenant described in
Section 7.5 and submitted by Subtenant to Sublandlord be supplemented or modified and (i) Sublandlord notifies Subtenant of such request, and (ii) such request does not include a requirement that is materially different from the requirements with which Subtenant is obligated to comply as described in
Section 6 and this Section 7, then Subtenant is required to comply with such request by Overlandlord within a reasonable time after Sublandlord notifies Subtenant thereof.

         7.5. After Subtenant has completed the Subtenant's Initial Work, Subtenant is required to submit to Sublandlord: (i) an affidavit executed by an officer of Subtenant ("Subtenant's Work Statement") certifying that the Subtenant's Initial Work, has been completed and setting forth in such detail as Sublandlord requires by notice given to Subtenant all Subtenant's Costs for Initial Work theretofore paid by Subtenant; (ii) copies of all invoices in respect of Subtenant's Initial Work addressed to and payable by Subtenant and not theretofore furnished to Sublandlord in respect of Subtenant's Initial Work; (iii) complete "as-built" plans for the Subtenant's Initial Work, and a certification signed by the architect(s) and/or engineer(s) employed with respect to Subtenant's Initial Work and meeting the requirements for architects and engineers as described in the second sentence of Section 5.3 (said architect(s) and/or engineer(s) being referred to herein as "Subtenant's Architect"), certifying, on the form of the

American Institute of Architects form of Application And Certificate for Payment (AIA Form G702), or any form published by the American Institute of Architects which replaces or succeeds such form, that the Subtenant's Initial Work, has been completed in accordance with Subtenant's Plans approved by Sublandlord and Overlandlord; (iv) a correct and complete list of contractors, subcontractors, materialmen and any other party employed in performing the Subtenant's Initial Work, entitled, under Connecticut law, to file a mechanic's or materialmen's lien against all or any part of the 181 Building or the buildings located at 208 Harbor Drive or 262 Harbor Drive, Stamford, Connecticut, in the event payment when due is not made for labor or materials provided in connection with Subtenant's Initial Work, and copies of invoices from, and cancelled checks in the amount of such invoices payable to, each such party so listed or copies of invoices for labor or materials in connection with Subtenant's Initial Work marked paid by each such party so listed and a lien waiver in the form of Schedule 7.5 annexed hereto and made a part hereof duly executed by each such party so listed, except that a lien waiver is not required from any such party so listed for as long as any work of such party which is part of Subtenant's Initial Work is in dispute or is not yet completed; provided, that any such work in dispute or not yet completed is of an insubstantial nature, that the nature and the amount of such disputed or incomplete work is set forth in Subtenant's Work Statement and that the total of all amounts in dispute with all parties so listed, each of which amounts is identified in reasonable detail in Subtenant's Work Statement, must not exceed $5,000.00 in the aggregate with respect to all such parties; and (v) originals of all final approvals or certificates of completion or other certificates required by applicable law to be obtained from any Governmental Authorities in connection with Subtenant's Initial Work, or any portion thereof.

         7.6. The obligation of Sublandlord to perform in accordance with any and all of the foregoing provisions of this Section 7 and the provisions of Sections 5 and 6 are conditioned on Subtenant not being in default under this Sublease.

         8.    Subordination to and Incorporation of the Lease.

         8.1. This Sublease is subordinate to the Overlease, and to all leases, and mortgages and other rights or encumbrances to which the Overlease is subordinate. This provision is self-operative, but Subtenant, within ten
(10) days of Sublandlord's request, must execute any instrument reasonably requested by Sublandlord or Overlandlord to evidence or confirm the same. Sublandlord will request that Overlandlord enter into a non-disturbance, recognition and attornment agreement in a form reasonably acceptable to Subtenant and Overlandlord and otherwise as provided in Section 19.06 of the Overlease, and will request that Overlandlord obtain a similar agreement from any lessor or mortgagee of Overlandlord, but neither Sublandlord nor Overlandlord (a) is obligated to make any payment or incur any liability to obtain any such agreement, unless Subtenant pays in advance to Sublandlord or Overlandlord, as the case may be, an amount that is no less than such payment or liability, or (b) is obligated to commence any litigation or otherwise undertake unusual or inordinate measures to obtain any such agreement. Subtenant must reimburse all reasonable costs, including reasonable attorneys' fees, incurred by Sublandlord or Overlandlord in preparing or obtaining the documentation required by this Section, except to the extent that any lessor or mortgagee is an affiliate of Overlandlord.

         8.2. Sublandlord represents that a true and complete copy of the Overlease (with certain information redacted therefrom) is annexed hereto as "Exhibit D". If Sublandlord complies with its obligations under Section 8.3 and if the Overlease nevertheless terminates for any reason, then this Sublease will also terminate, without any liability of Sublandlord to Subtenant on account thereof.

         8.3. Sublandlord will not, as long as Subtenant is not in default under this Sublease:

               (a) do or approve anything that would cause the Overlease to be canceled, terminated or forfeited, unless Overlandlord has agreed in the case of any such cancellation, termination or forfeiture to provide non-disturbance protection in favor of Subtenant on terms no less favorable to Subtenant than the terms provided for in Section 19.06 of the Overlease; provided, however, that nothing in this Section 8.3 will prevent Sublandlord from exercising any option to cancel or terminate the Overlease pursuant to Articles 12, 13, 38 and 40 thereof;

               (b) enter into any amendment to the Overlease which prevents or adversely affects the use of the Premises by Subtenant in accordance with the terms of this Sublease or increases the obligations of Subtenant or decreases Subtenant's rights under this Sublease; or

               (c) permit a default under the Overlease to continue after notice and an opportunity to cure so as to entitle the Overlandlord under the Overlease to withhold any approval or consent which Subtenant has requested pursuant to this Sublease.

         8.4. Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, and except to the extent not applicable to the Premises, all of the provisions of the Overlease (the "Incorporated Provisions") are hereby incorporated in this Sublease by reference with the same force and effect as if set forth at length herein: provided that except as incorporated in this Sublease by provisions other than this Section 8.4, the Incorporated Provisions do not include: (x) Articles 2, 25, 26, 30, 32, 34, 37, 39, 40 and 41; (y) Sections 3.01, 3.02(e), 3.02(f), 3.03(a), 4.01, 6.09, 7.06,
19.01(c), 19.03, 19.06, 20.01, 33.02, 36.01, 38.06, 38.07, 42.01, 42.03 and
42.04; and (z) Exhibits B-1, C, F-1 and F-2 and Schedules 3.01, 5.01, 6.09, 11.09, 37.01 and 42.01; and provided further that unless the context requires otherwise:

               (a) references in such provisions to Landlord are deemed to refer to Sublandlord,

               (b) references in such provisions to Tenant are deemed to refer to Subtenant,

               (c) references in such provisions to the Premises or the Leased Premises are deemed to refer to the Premises hereunder,

               (d) references in such provisions to fixed rent are deemed to refer to the Fixed Rent hereunder,

               (e) references in such provisions to other Incorporated Provisions are deemed to refer to such Incorporated Provisions as incorporated herein,

               (f) references in such provisions to the Overlease are deemed to refer to this Sublease, references in such provisions to superior leases are deemed to refer to leases to which the Overlease is subordinate and references in such provisions to mortgages or superior mortgages are deemed to refer to mortgages to which the Overlease is subordinate,

               (g) references in such provisions to subleases, sublettings or subtenants are deemed to refer to undersubleases, undersublettings or undersubtenants,

               (h) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to furnish insurance, indemnification or other similar protection to or for Sublandlord, or to take some act as designated or directed by Sublandlord or to the satisfaction of Sublandlord, Subtenant is required to furnish the same to or for Overlandlord and Sublandlord, or to take the same as designated or directed by Overlandlord or Sublandlord or to the satisfaction of Overlandlord and Sublandlord,

               (i) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to obtain the consent or approval of Sublandlord to or with respect to any act, omission or thing (e.g. to any undersublease or assignment or to the making of any alterations, installations, additions or improvements), Subtenant is required to obtain the consent or approval of Overlandlord and Sublandlord to or with respect to such act, omission or thing,

               (j) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant grants any release, waiver or similar thing to Sublandlord, Subtenant is deemed to have granted the same to Overlandlord and Sublandlord,

               (k) whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant grants Sublandlord any right of entry, access or use of the Premises, Subtenant is deemed to have granted such right to Overlandlord and Sublandlord,

               (l) any time period provided for in the Incorporated Provisions is shortened or lengthened, as the case may be, as necessary so that actions or omissions relating thereto may be coordinated with the corresponding actions or omissions under the Overlease or performed within the time required by the Overlease,

               (m) if the Overlease provides that any Incorporated Provisions survive the expiration or any termination of the Overlease, then such Incorporated Provisions survive the expiration of the term, and any termination, of this Sublease, and

               (n) without limiting the generality of any of the foregoing provisions of this Section 8.4, (A) in Article 3, references in Section 3.02(a) to "Upgrades" are deemed deleted, (B) in Article 7, references in Section 7.03(a) to the sum of Fifty Million Dollars ($50,000,000.00) are deemed to refer to the sum of Ten Million Dollars ($10,000,000.00), (C) in Article 9, references in paragraph (b) of Section 9.01 to the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) are deemed to refer to the sum of Fifteen Thousand Dollars ($15,000.00), (D) references to Landlord in Sections 10.02(a), 8.02, 11.01, 11.02, 11.03, 11.05, 11.09, 12.01, 12.05 and 12.06 are deemed to be references to Overlandlord only, and (E) in Article 19, references to

Tenant's Permitted Occupants are deemed deleted and references in Section 19.05 to fifty percent (50%) are deemed to refer to one hundred percent (100%).

         8.5. Notwithstanding anything to the contrary contained in this Sublease (including any of the Incorporated Provisions as herein incorporated), Sublandlord is not obligated:

               (a) to provide any of the services that Overlandlord has agreed in the Overlease to provide or is required by law to provide, or

               (b) to make any of the repairs or restorations that Overlandlord has agreed in the Overlease to make or is required by law to make, or

               (c) to comply with any laws or requirements of public authorities with which Overlandlord has agreed in the Overlease to comply, or

               (d) to take or to refrain from taking any other action that Overlandlord has agreed in the Overlease to take or to refrain from taking or is required by law to take or to refrain from taking (including, in either case, any obligations with respect to giving consents, approvals, etc.), or

               (e) to perform any obligation that Overlandlord has agreed in the Overlease to perform,

and Sublandlord has no liability to Subtenant on account of any failure of Overlandlord (or Sublandlord) to provide, make, comply with, take, refrain from taking, or perform any of the foregoing. With respect to Overlandlord's performance of obligations and exercise of rights and powers in accordance with the Overlease, to which reference is made in this Section:

                      (i) upon Subtenant's request and at Subtenant's expense, Sublandlord must make continuing, good faith and commercially reasonable efforts, without being obligated to commence any arbitration or litigation against Overlandlord, to
               (y) cause Overlandlord to perform, provide, make, comply with, take, and exercise the same, and (z) recover compensation on account of Overlandlord's failure to do so; provided, that prior to Sublandlord commencing or continuing any such efforts at Subtenant's specific request, Sublandlord may require that Subtenant specifically agree to reimburse or that Subtenant prepay Sublandlord's expenses by reason of such efforts, and

                      (ii) if any right or remedy of Sublandlord agai Overlandlord or any duty or obligation of Overlandlord in either case under any of the Incorporated Provisions is subject to or conditioned upon Sublandlord's making any demand upon Overlandlord or giving any notice, request or statement to Overlandlord or taking any other similar action then, if Subtenant so requests, Sublandlord, at Subtenant's expense (such expense to be prepaid by Subtenant prior to Sublandlord commencing or continuing to act under this clause (ii)), must make such demand or request, give such notice or statement or take such other action.

Subtenant is required to defend, indemnify and hold harmless Sublandlord from and against any and all loss, cost, damage and expense incurred by Sublandlord, including reasonable attorney fees, under or in connection with (1) any such efforts, pursuant to clause (i) above, or (2) any such demand, notice, request, statement or similar action, pursuant to clause (ii) above. The provisions of the preceding sentence and of Section 8.8 survive the expiration of the term, and any termination, of this Sublease. Prior to taking or continuing to take any action at Subtenant's request under this Section 8.5, Sublandlord, from time to time, may require Subtenant to increase the amount of the security deposit under Section 11 by such amount as Sublandlord reasonably determines in order to secure the faithful performance by Subtenant of its obligations under this Section 8.5.

         8.6. Whenever Subtenant desires to do any act or thing which requires the consent or approval of Sublandlord under any of the Incorporated Provisions as incorporated herein:

               (a) Subtenant must not do such act or thing without first having obtained the consent or approval of Overlandlord and Sublandlord;

               (b) Sublandlord is permitted to exercise its right to withhold consent or approval independently of Overlandlord's exercise of its right; provided, however, that if, in any instance, Overlandlord (i) is required by the Overlease not to unreasonably withhold consent or approval, and
(ii) has granted such consent or approval, then Sublandlord may not unreasonably withhold such consent or approval; and

               (c) without limiting Sublandlord's right to withhold consent or approval in any instance and notwithstanding any Incorporated Provision or provision of law requiring Sublandlord to act reasonably, Sublandlord is entitled, without liability to Subtenant on account thereof, to withhold consent or approval whenever and for so long as Overlandlord withholds its consent or approval, regardless of whether or not Overlandlord is entitled to withhold such consent or approval and regardless of whether Overlandlord may have liability to Sublandlord or Subtenant on account thereof; and

               (d) Subtenant may not request Overlandlord's consent or approval directly and neither Sublandlord's forwarding Subtenant's request to Overlandlord nor Sublandlord's other efforts to obtain Overlandlord's consent or approval constitutes Sublandlord's consent or approval, and the same will not prejudice Sublandlord's right to withhold consent or approval.

         8.7. Notwithstanding any other provision of this Sublease, Subtenant must perform all of its obligations hereunder at such times, by such dates or within such periods, and otherwise as required to avoid any default under the Overlease or any breach or violation under the Overlease with respect to the III Space or the III Antennae; provided, however, this Section 8.7 is not to be applied so as to extend any time, date or period by or within which Subtenant is otherwise required to perform. The obligation of Sublandlord to perform in accordance with any and all of the provisions of this Section 8 is conditioned on Subtenant not being in default under this Sublease.

         8.8. Subtenant is required to indemnify Sublandlord from any loss, cost, damage or expense (including reasonable attorneys fees) arising out of any failure by Subtenant to perform any of its obligations under this Sublease, including any loss, cost, damage or expense which may result from any default under or termination of the Overlease arising by reason of any such failure.

         9. Covenant of Quiet Enjoyment. Upon Subtenant paying any and all rents (including additional rent) and observing and performing all the terms, covenants and conditions on Subtenant's part to be observed and performed hereunder, Subtenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Sublease, including but not limited to Section 8.1 and the Incorporated Provisions, and to the Overlease and the other leases, mortgages and other rights and encumbrances referred to in Section 8.1.

         10.    Alterations.

         10.1. The restrictions on, and other terms and conditions applicable to, the making of any alterations, additions, installations, substitutions, improvements or decorations in or about the Premises by or at the request of Subtenant (referred to herein as "Subtenant's Alterations") as provided in the Overlease are incorporated herein by reference, and as provided in Section 8.4, the consent or approval of Overlandlord and Sublandlord is required for any Subtenant's Alterations. Subtenant's Alterations may include the installation, solely for Subtenant's use, of Antennae, as defined in Schedule A of the Overlease, of a back-up generator and in the Premises, of a computer room, subject to compliance with all other provisions of this Sublease and the Incorporated Provisions as incorporated herein.

         10.2. Subtenant must not commence or prosecute any alteration, installation, addition or improvement in or to the Premises, including the installation of a back-up generator and a computer room, unless, in addition to having complied with all other provisions of this Sublease and the Incorporated Provisions as incorporated herein, Subtenant has furnished to Sublandlord (a) a fixed price general contract covering the same, and (b) payment and performance bonds in favor of Sublandlord guaranteeing lien free completion of the work in form, amount and issued by a surety satisfactory to Sublandlord in its reasonable judgement. Additionally, if Overlandlord has the right under the Overlease to require that any Subtenant's Alterations be removed at the end of the term of the Overlease, then Subtenant, prior to commencing the same, must increase the amount of the security deposit under Section 11 by such amount as Sublandlord reasonably determines in order to secure the faithful performance by Subtenant of its obligations to remove such Subtenant's Alterations.

         11.    Security Deposit

         11.1. At the same time as or before Subtenant executes and delivers this Sublease, Subtenant is required to deliver to Sublandlord, in cash, or by a cashier's check or Subtenant's certified check, in either case drawn by or on a bank that is a member of the New York Clearing House Association, and payable to the order of Sublandlord, an amount no less than the Required Security Amount, as hereinafter defined, as security for the faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed. Any amount held by Sublandlord under this Section 11.1 or under Section 11.2 in the form of cash ("Cash Security") is required to be held by or on behalf of Sublandlord in an interest bearing account at a bank or banks selected by Sublandlord and otherwise in accordance with any applicable laws. At the same time as Subtenant delivers Cash Security to Sublandlord, Subtenant is required to deliver to Sublandlord an executed W-9 form. Any interest earned on Cash Security will be paid to Subtenant within sixty (60) days after the end of each calendar year during the term of this Sublease less a one percent (1%) administrative fee, to the extent permitted by applicable law, that Sublandlord will be entitled to retain. Subtenant is responsible for the payment of any taxes associated with interest on any Cash Security. If Subtenant defaults in the observance or performance of any term, covenant or condition of this Sublease on Subtenant's part to be observed or performed, including payment of Fixed Rent and additional rent, beyond any applicable notice and cure period provided under this Sublease, Sublandlord may use, apply or retain the whole or any part of any Cash Security to the extent required for the payment of any rents with respect to which Subtenant is in default, or for the payment of any sum that Sublandlord may expend or incur because of Subtenant's default, including the payment of any damages or deficiency in the reletting of the Premises, without thereby waiving any other right or remedy of Sublandlord with respect to such default, and Sublandlord shall hold the remainder of any Cash Security as security for the faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed with the same rights as set forth above to use, apply or retain all or any part of such remainder of such Cash Security. If Sublandlord uses, applies or retains the whole or any part of any Cash Security under the foregoing provisions of this Section 11.1 or under any of the provisions of
Section 11.2, Subtenant, promptly after notice thereof, shall pay to Sublandlord in cash, or by a cashier's check or Subtenant's certified check, in either case drawn by or on a bank that is a member of the New York Clearing House Association, and payable to the order of Sublandlord, the sum necessary to restore the Cash Security to an amount equal to the Required Security Amount. A failure by Subtenant to so restore the Cash Security to an amount equal to the Required Security Amount will constitute a material default by Subtenant under the terms, covenants and conditions of this Sublease.

         11.2. At any time during the term of this Sublease and as long as Subtenant is not in default under this Sublease, Subtenant is permitted to deliver to Sublandlord, in place of the Cash Security previously delivered by Subtenant under this Sublease and as security for the faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, an irrevocable negotiable letter of credit issued by a commercial bank acceptable to Sublandlord in its reasonable discretion in an amount no less than the Required Security Amount and otherwise in a form and in substance acceptable to Sublandlord in its sole discretion (the "Letter of Credit"). The Letter of Credit must be for a term of not less than one year, must provide for partial drawings and must be renewed by Subtenant no later than forty-five (45) days prior to its expiration and the expiration of any replacement thereof, until Sublandlord is required to return the Cash Security and/or Letter of Credit to Subtenant pursuant to the terms of this Sublease, but in no event earlier than ninety (90) days after the Expiration Date. Each such renewed Letter of Credit must be delivered to Sublandlord no later than forty-five (45) days prior to the expiration of the Letter of Credit then held by Sublandlord. If Subtenant defaults in its observance or performance of any of its obligations under this Sublease beyond any applicable notice and cure period, Sublandlord, in addition to all other rights and remedies to which Sublandlord may be entitled under this Sublease, has the right to draw on the Letter of Credit in one or more drawings for the amount of any rents then due and for any other amount then due and payable to Sublandlord under this Sublease. In the event of any drawing on the Letter of Credit, Subtenant shall, within five (5) days after demand, cause the Letter of Credit to be amended to restore the amount available thereunder to an amount equal to the Required Security Amount. A failure by Subtenant to cause the Letter of Credit to be amended to restore the amount available thereunder as provided in the preceding sentence will constitute a material default by Subtenant under the terms, covenants and conditions of this Sublease. The proceeds of any drawing by Sublandlord under the Letter of Credit will be treated as Cash Security as provided in Section 11.1, except that such proceeds may immediately be used, applied and retained by Sublandlord to the extent required for the payment of any rents with respect to which Subtenant is in default, or for the payment of any sum that Sublandlord may expend or incur because of Subtenant's default, including the payment of any damages or deficiency in the reletting of the Premises, without thereby waiving any other right or remedy of Sublandlord with respect to such default. In the event of a bank failure or insolvency affecting the Letter of Credit, Subtenant is required to replace the Letter of Credit within twenty (20) days after being requested to do so by Sublandlord.

         11.3. As of the date on which Subtenant first delivers Cash Security to Sublandlord as described in Section 11.1 and until there is a reduction in the Required Security Amount in accordance with this Section 11.3, the Required Security Amount is $400,000.00. Provided Subtenant is not in default hereunder, the Required Security Amount is reduced to $150,000.00 as of the date which is the first anniversary of the First Rent Commencement Date and the Required Security Amount is reduced to $125,000.00 beginning on the date which is the second anniversary of the First Rent Commencement Date and continuing thereafter for the remainder of the Term, and for an additional period of ninety (90) days after the Expiration Date. If Subtenant is not in default hereunder, within thirty (30) days after each of the first anniversary and the second anniversary of the First Rent Commencement Date on which the Required Security Amount is reduced, Sublandlord will return to Subtenant an amount equal to the difference between the Required Security Amount prior to the reduction thereof and the reduced Required Security Amount.

         12. Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority concerning the Premises (collectively, "Notice") must be in writing and will have been properly given, rendered or made for purposes of this Sublease only if sent by personal delivery, receipted by the party to whom addressed, or by a recognized overnight courier, with receipt requested, or by pre-paid registered or certified mail, return receipt requested, posted in a United States post office station or depositary in the continental United States, and deemed given on the date received, addressed:

                        (a) to Subtenant (i) prior to the Commencement Date, at the address shown in the preamble to this Sublease,
               Attention: Robert Unnold or (ii) on or after the Commencement Date, at the Premises, Attention: Robert Unnold, or

                        (b) to Sublandlord, at its address first above written, Attention: Mr. Charles Beach.

Either party may, by Notice actually received by the other party, designate (y) a different address in the United States for Notices intended for it, and (z) require the other party to provide a copy of any Notices to any other person at any other address in the United States.

         13.    Electricity.

         13.1. Subtenant, at its sole cost and expense, must install and maintain during the term of this Sublease such submeter(s) in the Premises as needed to measure Subtenant's consumption of electricity therein. Subtenant must pay to Sublandlord, within fifteen (15) days after demand by Sublandlord, the amount charged to Sublandlord by Overlandlord for Subtenant's consumption of electricity in the Premises as shown on said submeters, plus an administrative charge equal to seven and one half percent (7 1/2%) of the amount so charged by Overlandlord.

         13.2. Sublandlord is not required to provide to Subtenant electricity in excess of six (6) watts (connected) per square foot of rentable area of the Premises.

         14. Parking. Subtenant is allocated on a non-exclusive, unreserved basis, without payment of any additional rent or charge, three (3) parking spaces per 1,000 square feet of rentable area included in the Premises. Two (2) of such parking spaces will be reserved for Subtenant's exclusive use. Subtenant's use of such parking spaces is in all other respects subject to the terms, provisions and conditions of Section 11.07 of the Overlease.

         15. Signage. Subtenant may, at Subtenant's cost and expense and with the prior written approval of Sublandlord and Overlandlord, install a listing with Subtenant's name on the building directory in the lobby of the 181 Building and install in the elevator lobby of the third floor of the 181 Building a sign with Subtenant's name and logo or other similar corporate identification.

         16.    Miscellaneous.

         16.1. The obligations of Sublandlord hereunder accruing at any time are binding only upon the owner, at that time, of the leasehold estate under the Overlease, and each purchaser or transferee of such leasehold estate is deemed to have assumed the obligations of Sublandlord hereunder accruing during the period of its ownership.

         16.2. Sublandlord has no liability to Subtenant on account of any failure or refusal by Overlandlord to grant any approval or consent. Sublandlord has no liability to Subtenant on account of any failure or refusal by Sublandlord to grant any approval or consent. In any instance in which Sublandlord is required by any provision of this Sublease (including any of the Incorporated Provisions as incorporated herein) or applicable law to not unreasonably withhold consent or approval, Subtenant's sole remedy is an action for specific performance or injunction requiring Sublandlord to grant such consent or approval, all other remedies which would otherwise be available being hereby waived by Subtenant. In any such action, the prevailing party is entitled to reimbursement of its legal fees from the other party. The provisions of this Section 16.2 survive the expiration of the term, and any termination, of this Sublease.

         16.3. Subtenant represents and warrants to Sublandlord that Subtenant has not dealt with any broker, agent or finder in connection with this Sublease other than Cushman &

Wakefield of Connecticut, Inc., and Subtenant hereby agrees to indemnify Sublandlord against any claim for commission or other compensation in connection with this Sublease made against Sublandlord by any broker, agent or finder with whom Subtenant has dealt (other than Cushman & Wakefield of Connecticut, Inc.), including attorneys fees incurred by Sublandlord in the defense of any such claim. The provisions of this Section 16.3 survive the expiration of the term, and any termination, of this Sublease.

         16.4. This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made is ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease is deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreement contained in this Sublease bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

         16.5. If any provision of this Sublease is held to be invalid or unenforceable in any respect, it is intended that the validity, legality and enforceability of the remaining provisions of this Sublease will not be affected thereby.

         16.6. The headings or captions in this Sublease are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Sublease nor the intent of any provisions thereof. Capitalized terms used herein have the same meanings as are ascribed to them in the Overlease, unless otherwise expressly defined herein. Unless otherwise stated, all references in this Sublease to Sections are understood to refer to Sections of this Sublease. The words "include" and "including", as used in this Sublease, mean, in each case, "without limitation".

         16.7. The parties acknowledge and agree (a) that each has substantial business experience and is fully acquainted with the provisions of this Sublease, (b) that the provisions and language of this Sublease have been fully negotiated, and (c) that no provision of this Sublease shall be construed in favor of any party or against any party by reason of such provision or this Sublease having been drafted on behalf of one party rather than the other.

         16.8. The submission of this document by Sublandlord to Subtenant does not constitute an offer by Sublandlord, and Sublandlord is not bound in any way unless and until this Sublease is executed and delivered by both parties.

         16.9. This Sublease is subject to Overlandlord's consent. Sublandlord must request the same, but is not obligated to make any payment or incur any obligation to obtain the same. Sublandlord and Subtenant agree to join in the execution of the instrument of consent provided for in the Overlease.

         17. Information Regarding Availability of Additional Space. If at any time after the Commencement Date but before the earlier of (a) the first anniversary of the Commencement Date, and (b) the receipt by or on behalf of Landlord of a bona fide offer from a prospective subtenant to sublease all or any part of the second floor of the 181 Building (the "Possible Additional Space") any general information for the marketing of the Possible Additional Space is distributed by or on behalf of Landlord generally to the brokerage community and/or business community possibly interested in the availability for subletting of all or any part of the Possible Additional Space, then Sublandlord will use reasonable efforts to cause a copy of such general information to be sent by mail to Subtenant no later than fifteen (15) days after such general distribution.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

                                  SUBLANDLORD:

                                  NATIONAL WESTMINSTER BANK, PLC,

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  SUBTENANT:

                                  INTELLIGENT INFORMATION
                                  INCORPORATED

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                   Exhibit A
                           FLOOR PLAN OF THE PREMISES

                                   Exhibit B
                               SUBLANDLORD'S WORK

         1. Paint the First Premises (one finish coat with one undercoat) in a mutually agreeable color.

         2. Install in the First Premises a wall-to-wall loop-pile commercial grade carpet in a mutually agreeable color, the cost of which is not to exceed $21.00 per square yard.

         3. Paint in a mutually agreeable color (one finish coat with one undercoat) the walls and ceilings as of the date of this Sublease located in the common corridors and lobby of the third floor of the Overlease Premises.

         4. Install in the common corridors and lobby of the third floor of the Overlease Premises a wall-to-wall loop-pile commercial grade carpet in a mutually agreeable color, the cost of which is not to exceed $21.00 per square yard.

                                   Exhibit C
                              LIST OF CONTRACTORS

                                   Exhibit D
                               COPY OF OVERLEASE